                                                                     EXHIBIT 5.1
                         [SIDLEY & AUSTIN LETTERHEAD]

                               November 26, 1997



True North Communications Inc.
101 East Erie Street
Chicago, Illinois  60611

          Re:  True North Communications Inc.
               Registration Statement on Form S-4
               -----------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by True North Communications Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 19,693,041 shares of common stock, par value $.33 1/3 per share, of the Company ("Company Common Stock"), together with 19,693,041 Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued (the "Share Issuance") pursuant to the Agreement and Plan of Merger dated as of July 30, 1997 (the "Merger Agreement") among the Company, Cherokee Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("CAC"), and Bozell, Jacobs, Kenyon & Eckhardt, Inc., a Delaware corporation ("Bozell"), which provides for the merger (the "Merger") of CAC with and into Bozell, with Bozell surviving as a wholly owned subsidiary of the Company. Subject to the terms and conditions of the Merger Agreement, (i) each share of Bozell's Class A Common Stock, par value $.001 per share, and Class B Common Stock, par value $.001 per share (collectively, the "Bozell Common Stock"), outstanding immediately prior to the effective time of the Merger (other than shares owned directly or indirectly by the Company or Bozell, which will be cancelled, and other than Dissenting Shares) will be converted into 0.51 of a share of Company Common Stock (the shares of Company Common Stock to be issued in the Merger being hereinafter referred to as the "Merger Shares") together with the corresponding percentage of a Right and (ii) each option to purchase Bozell Common Stock granted pursuant to any Bozell Stock Plan (as defined in the Merger Agreement) which is outstanding immediately prior to the effective time of the Merger will become an option (a "Substitute Option") to purchase shares of Company Common Stock (the "Stock Option Shares") together with the corresponding percentage of a Right. The Merger Shares and the Stock Option Shares are hereinafter sometimes referred to collectively as the "New Shares".

Sidley & Austin                                                        Chicago

True North Communications Inc.
November 21, 1997
Page 2


Capitalized terms not defined herein have the respective meanings specified in the Registration Statement.

          The terms of the Rights are set forth in the Rights Agreement dated as of November 16, 1988 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent.

          For purposes of rendering the opinions expressed below, we have reviewed the Merger Agreement, the Registration Statement and the Exhibits to the latter. We have also examined the originals, or copies of originals certified or otherwise identified to our satisfaction, of the corporate records of the Company and of such other agreements, documents, instruments and certificates of public officials, officers and representatives of the Company and other persons, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have deemed relevant and necessary as a basis for the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          We understand that all Warrants to purchase Bozell Common Stock have been converted into Bozell Common Stock prior to the date hereof.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. Each Merger Share will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) an amendment to the Restated Certificate of Incorporation, as amended, of the Company, increasing the number of authorized shares of Company Common Stock from 50,000,000 to 90,000,000 (the "Charter Amendment"), shall have been duly adopted by the stockholders of the Company and shall have been duly filed with the Secretary of State of the State of Delaware; (iii) the Share Issuance shall have been duly approved by the stockholders of the Company; and (iv) the Merger shall have become effective under the General Corporation Law of the State of Delaware.

          3. Each Stock Option Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Charter Amendment shall have been duly adopted by the stockholders of the Company and shall have been duly filed with the Secretary of State of the State of Delaware; (iii) the Share Issuance shall have been duly approved by the stockholders of the Company; (iv) the Merger shall have become effective under the General Corporation Law of the State of Delaware, and (v) a certificate representing such Stock Option Share shall have been duly executed, countersigned and registered and duly delivered upon receipt of the agreed

Sidley & Austin                                                        Chicago

True North Communications Inc.
November 21, 1997
Page 3


consideration therefor (not less than the par value thereof) determined in accordance with the terms of the written agreement applicable to the related Substitute Option.

          4. Each Right associated with a New Share will be legally issued when: (i) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (ii) the associated Merger Share or Stock Option Share shall have been duly issued as set forth in paragraph 2 or 3, respectively.

          The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the New Shares.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Sidley & Austin